UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	July 8, 2005
(July 1, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

002-89800	TNP Enterprises, Inc.	75-1907501
(A Texas Corporation)
4100 International Plaza,
P.O. Box 2943
Fort Worth, Texas 76113

2-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
4100 International Plaza,
P.O. Box 2943
Fort Worth, Texas 76113
______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item  2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported on June 10, 2005 in a Current Report on Form 8-K filed by PNM Resources, Inc. ("PNMR" or the "Company") and a Current Report on Form 8-K filed by TNP Enterprises, Inc. ("TNP"), pursuant to PNMR's acquisition of TNP and the related Investment Agreement, dated as of June 6, 2005, between PNMR and TNP, PNMR agreed to provide funds to TNP to enable TNP to redeem (the "Redemption") (a) TNP's 14 1/2 % Senior Redeemable Preferred Stock, Series C, (b) TNP's 14 1/2 % Senior Redeemable Preferred Stock, Series D (collectively, "Preferred Stock"), and (c) TNP's 10.25% Senior Subordinated Notes due 2010, Series B ("Senior Notes").

On July 6, 2005, TNP redeemed the Preferred Stock by tendering $224.6 million to the holders of the Preferred Stock and redeemed the Senior Notes by tendering $296.5 million to holders of the Senior Notes.

On July 5, 2005, in order to fund a portion of the cost of redemption of TNP's Preferred Stock and Senior Notes, PNMR issued $370 million of commercial paper short-term notes under the PNMR commercial paper program currently rated P-3 by Moody's Investor Services, Inc.  and A-2 by Standard and Poor's Corporation .  Under this program, PNMR may issue up to $400.0 million in commercial paper.  The commercial paper is unsecured and the PNMR unsecured revolving credit facility (the "PNMR Credit Facility"), with an expiration date of November 15, 2009, serves as backstop for outstanding commercial paper.  The Company's entry into the PNMR Credit Facility was reported on November 18, 2004, in a Current Report on Form 8-K.

The balance of the funds necessary for the redemption came from other cash available to the Company.  On July 5, 2005, PNMR contributed $521.1 million to TNP, as an equity contribution for the Redemption.

The commercial paper short-term notes (securities) in the transaction described above have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and may not be reoffered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item  5.03    Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

It was previously reported on June 10, 2005 in Item 5.03 of a Current Report on Form 8-K filed by TNP and Texas-New Mexico Power Company ("TNMP") that upon the filing of amended articles with the Secretary of State of Texas (after the Redemption), the following amendments to the articles of incorporation of TNP and TNMP would become effective:

1)     TNP would amend and restate Article III of the TNP articles of incorporation (Sections 1 and 2 inclusive) to remove certain corporate separateness and cost-allocation provisions commonly known as ring-fencing provisions from Article III so that Article III reads as follows:

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The purpose or purposes for which the Corporation is organized are to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

2)      TNMP would amend its articles of incorporation to (i) delete (A) the proviso to Section 1 of Article Three, and (B) Section 2 of Article Three, and (ii) delete Article Ten and redesignate the existing Article Eleven as Article Ten, to remove ring-fencing provisions from Article III and remove a related requirement in Article Ten that TNMP have at least one independent director.

As reported above in Item 2.03, the Redemption occurred on July 6, 2005. The articles amendments for TNP and TNMP were filed with the Secretary of State of Texas on July 7, 2005.  The texts of the amendments for TNP and TNMP are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item  8.01    Other Events.

On August 16, 2004, PNMR had announced that Cascade Investment, L.L.C. ("Cascade") had agreed to invest $100 million in equity-linked securities to be issued by PNMR.  The transaction was described in a Current Report on Form 8-K filed by PNMR on August 16, 2004 with the Securities and Exchange Commission.  The Unit Purchase Agreement dated as of August 13, 2004, and related exhibits were filed as exhibits to Current Report on Form 8-K dated August 18, 2004.  On June 4, 2005, PNMR and Cascade amended the Unit Purchase Agreement to include a provision that the closing for the Unit Purchase Agreement would not occur more than 35 days after the closing date of the acquisition of TNPE.  A copy of the amendment to the Unit Purchase Agreement was filed as an exhibit to Current Report on Form 8-K dated June 10, 2005.

On July 1, 2005, PNMR and Cascade further amended the Unit Purchase Agreement to include a provision that the closing for the Unit Purchase Agreement shall occur no later than August 14, 2005, to facilitate determination of the final form of the equity-linked securities.  PNMR intends to use the funds from the closing of the Unit Purchase Agreement to pay off some of the commercial paper issued on July 5, 2005 to fund the Redemption of TNP debt.  A copy of the Second Supplement to the Unit Purchase Agreement is filed herewith as Exhibit 99.1.

Item  9.01       Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number        Description

3.1            Articles of Amendment to Articles of Incorporation of TNP Enterprises, Inc.

3.2            Articles of Amendment to Articles of Incorporation of Texas-New Mexico Power Company.

99.1          Second Supplement to Unit Purchase Agreement, dated as of July 1, 2005, between PNMR and Cascade.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: July 8, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)
TNP ENTERPRISES, INC AND
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: July 8, 2005	/s/ Terry R. Horn
Terry R. Horn
Vice President, Secretary and Treasurer
(Officer duly authorized to sign this report)

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